UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive
Suite 100, Flowood, MS 39232, USA
 (Address of principal executive offices) (Zip Code)

601.983.3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Financial Services and Business Development Consulting Agreement with Dionysos Investments (1999) Ltd.

On November 18, 2004, Xfone, Inc. (the “Registrant”) entered into a Financial Services and Business Development Consulting Agreement (the “Consulting Agreement”) with Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos”). Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

On February 8, 2007, pursuant to the recommendations of the Audit Committee of the Registrant and the resolutions of its Board of Directors dated December 25, 2006, and February 4, 2007, the Registrant and Dionysos entered into a First Amendment to the Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Consulting Agreement shall be amended in its entirety to read as follows:

"Compensation. (i) The parties agree that Dionysos will be compensated by Client for the Services provided to the Client in the amount of Eight Thousand British Sterling Pounds (£8,000) per month, beginning on January 1, 2007; (ii) In addition, Client will pay Dionysos a one time success fee in the amount of Ten Thousand British Sterling Pounds (£10,000), for initiating, establishing and developing the relationship between the Client and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions; (iii) In addition, Client will pay Dionysos a success fee for any future investments in the Client made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to the Client. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; (iv) In addition, Client will reimburse Dionysos, based on prior approval by the Audit Committee of the Client, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos for the Client shall be as agreed by the parties.

The parties agree that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors of the Client in December 2007. In the event the Board of Directors of the Client, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos will have the option, in its sole discretion, to terminate this Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses)."

The First Amendment further declares that the Audit Committee and Board of Directors of the Registrant approved the automatic renewal of the Term of the Consulting Agreement for an additional two-year period, ending on December 31, 2008.

A copy of the First Amendment is attached hereto as Exhibit 10.94 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Cancellation of Bonus and Success Fee to Campbeltown Business, Ltd. and Mr. Abraham Keinan

On April 2, 2002, the Registrant’s Board of Directors approved a bonus and success fee whereby if the Registrant receives monthly revenues in excess of $485,000 then each of Mr. Abraham Keinan (“Mr. Keinan”) and Campbeltown Business, Ltd. (“Campbeltown Business”), will receive 1% of the revenues for each month where the Registrant’s revenues reach $485,000, up to a maximum of $1 million (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom.

Mr. Keinan is the Registrant’s Chairman of the Board and a major shareholder. Campbeltown Business, a major shareholder and until today the Registrant’s consultant, is a private company incorporated in the British Virgin Islands which is owned by Mr. Guy Nissenson, the Registrant’s President, Chief Executive Officer and Director, and four other relatives of Mr. Guy Nissenson, including his father, Mr. Haim Nissenson.

On February 8, 2007, an Agreement was entered by and between the Registrant, its wholly-owned UK based Subsidiary Swiftnet Limited (“Swiftnet”), Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Campbeltown Business and Mr. Keinan shall have no further right to any percentage of the Registrant’s revenues.

A copy of the February 8, 2007 Agreement is attached hereto as Exhibit 10.95 and incorporated herein by reference.

Termination of Consultancy Agreement with Campbeltown Business Ltd.

On May 11, 2000, Swiftnet and Mr. Keinan entered into an 18-month renewable consulting agreement with Campbeltown Business (the “Consulting Agreement”). The Consulting Agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and that in return for its services, Swiftnet will pay Campbeltown Business a fee of £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels.

On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 the Consulting Agreement was renewed for additional periods of 18 month, and therefore was due to expire on November 10, 2007.

The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Consulting Agreement is terminated.

Item 3.02 Unregistered Sales of Equity Securities.

Closing of Financing - Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.

As previously disclosed on a Current Report on Form 8-K filed December 28, 2006, on December 24, 2006, the Registrant entered into an Agreement to sell to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of its common stock, at an exercise price of $3.40 per share with a term of five years (the "Financing").

The Financing was closed on February 8, 2007.

The net proceeds of the Financing are expected to be used for general working capital and/or investment in equipment and/or acquisition and/or business development.

The Financing resulted in dilution in the percentage of common stock owned by the Registrant's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

10.94	First Amendment to Financial Services and Business Development Consulting Agreement dated February 8, 2007, by and between the Registrant and Dionysos Investments (1999) Ltd.
10.95	Agreement dated February 8, 2007, by and between the Registrant, Swiftnet Limited, Campbeltown Business, Ltd., and Mr. Abraham Keinan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: February 8, 2007	By:	/s/ Guy Nissenson
Guy Nissenson President and Chief Executive Officer